Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Commences Full Manufacturing Operations At New San Diego Facility

San Diego, January 3, 2018 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today announced the commencement of full manufacturing operations at its new facility located on Barnes Canyon Road in San Diego. In support of the Company’s growing operations, the 50,000 square foot Barnes Canyon facility doubles its previous manufacturing capacity for both insulin pumps and cartridges and expands warehousing for additional infusion set supplies related to the launch of the Company’s new t:lock™ connector.

“The expanded production and operational capabilities of our new facility are strategically important to ensure we meet the increasing demand for our insulin pumps and supplies, particularly with a growing installed base of customers and new products on the horizon,” said Kim Blickenstaff, president and CEO of Tandem Diabetes Care. “Our new facility is also designed to optimize our manufacturing processes and allow for greater operational efficiencies, which positions us well to achieve our long-term gross margin targets.”

Site inspections by the United States Food and Drug Administration and the California State Food and Drug branch, were completed in the fourth quarter of 2017.   The new Barnes Canyon facility will initially house two pump production lines and four cartridge manufacturing lines, with room for two additional cartridge lines, in addition to warehousing operations and office space.  To further improve operational efficiencies, the Company plans to relocate its remaining production equipment and personnel from its existing facilities located on Roselle Street in San Diego to the new manufacturing facility over the next 30 days.

Strategically, in conjunction with the commencement of full-scale operations at its Barnes Canyon facility, the Company negotiated and recently entered into amendments to its current leases for its Roselle Street facilities.  The Company is reducing its Roselle Street leased area by approximately 30,000 square feet effective as of February 1, 2018, and extending the period of its leases for the remaining Roselle Street facilities, comprising approximately 77,500 square feet, through May 31, 2022. This series of transactions, together with the Barnes Canyon facility coming online, provides the Company with increased manufacturing square footage, while lowering its rent and related lease obligations over the next two years.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience.  The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, which is now available with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

t:flex and Tandem Diabetes Care are registered trademarks, and t:slim X2 and t:lock are trademarks of Tandem Diabetes Care, Inc. Dexcom G5 is a registered trademark of Dexcom, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the Company’s expectations that there will be increasing demand for its insulin pumps and supplies, that the Company will achieve greater operational efficiencies and achieve its long-term gross margin targets, that the Company will relocate additional equipment and personnel to the new facility during the next 30 days, and that the Company will derive cost savings as a result of the recent lease amendments. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including: market acceptance of the Company’s products; the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the Company’s ability to achieve operational efficiencies by manufacturing products at the Barnes Canyon facility; the Company’s ability to successfully complete clinical trials for products under development when anticipated (or at all); and, the Company’s ability to obtain regulatory approvals for future products and product features generally. In addition, the Company’s results may be impacted by the other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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